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                                                                   Exhibit 10.72
                                                                   -------------

                [TRUMP HOTELS & CASINO RESORTS, INC. LETTERHEAD]





August 4, 2000


Mr. Mark A. Brown
[ADDRESS]

Re: Second Amendment of the Employment Agreement dated March 6, 1998 between Mark A. Brown and Trump's Castle Associates, as assigned to Trump Taj Mahal Associates and amended effective as of January 3, 2000 the "Agreement")

Dear Mr. Brown:

This letter will confirm our agreement to further amend the Agreement as follows:

1. This Amendment shall be effective as of July 1, 2000, and the Expiration Date shall be July 31, 2003, subject to Trump's option pursuant to new Paragraph 13.a. below.

2. Paragraph 1 is hereby amended to confirm your employment as President and Chief Executive Officer of each of Trump Taj Mahal Associates, Trump Plaza Associates, Trump's Castle Associates and Trump Indiana, Inc. (subject to necessary licensing by the Indiana Gaming Commission).

3. In consideration for this Amendment, Paragraph 2.a, as previously amended, is hereby deleted in its entirety and replaced as follows:

                      a. During the term of this Agreement, you shall be paid an annual salary at the rate of One Million ($1,000,000) Dollars commencing effective as of July 1, 2000, payable periodically in accordance with Trump's regular payroll practices. Said annual salary shall increase to One Million One Hundred Thousand Dollars ($1,100,000) commencing January 1, 2001 and to One Million Two Hundred Thousand ($1,200,000) Dollars commencing January 1, 2002.

4. Paragraph 13 is hereby deleted and replaced in its entirety with the following:

                     a. Trump, in its sole discretion, shall have the right and option to extend the Expiration Date to July 31, 2005. Trump agrees to notify you in writing one hundred and eighty (180) days prior to the Expiration Date as set forth herein of Trump's decision to exercise such option. In the event Trump exercises such option, your annual salary shall be

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Page Two

                           One Million Three Hundred Thousand ($1,300,000) Dollars commencing August 1, 2003 and shall increase to One Million Four Hundred Thousand ($1,400,000) August 1, 2004. In the event you are not notified of Trump's exercise of such option to extend said Agreement as provided herein, you shall be free to contact other potential employers and to discuss possible employment to begin after the Expiration Date.

                     b. In the event Trump exercises its option pursuant to Paragraph 13.a. and extends the Expiration Date as provided therein, Trump agrees to begin negotiations for any further extension or renewal of the Agreement no later than January 31, 2005. You agree to notify Trump within ninety (90) days of the provision of said proposed extension or renewal of the Agreement as to whether the proposed terms are acceptable or whether you are requesting amendments or further modifications. In the event you are not notified of an intent to renew or extend said Agreement as set forth herein, you shall be free to contact other potential employers and to discuss possible employment to begin after the Expiration Date.

5.       Paragraph 14.a.(ii) is hereby deleted in its entirety.

                           Except to the extent modified herein, you hereby ratify the Agreement and agree that all other such terms, conditions and obligations contained therein remain in full force and effect as stated in the Agreement.

                                               Very truly yours,

                                               /s/ Donald J. Trump
                                               -------------------
                                               DONALD J. TRUMP
                                               Chairman
                                               Trump's Castle Associates
                                               Trump Taj Mahal Associates
                                               Trump Plaza Associates
                                               Trump Indiana, Inc.

DJT/vls

Agreed to this _____ day of July, 2000

/s/ Mark A. Brown
-----------------
MARK A. BROWN